Exhibit 99.7

IRIS ACQUISITION CORP

CONDENSED BALANCE SHEETS

	March 31,	December 31,
	2025	2024
ASSETS	(Unaudited)
Current assets
Cash(1)	$62,242	$65,343
Restricted cash - held in Trust Account	702,359	739,195
Due from Sponsor	-	1,256
Franchise tax receivable	-	5,200
Prepaid expenses and other current assets	6,045	1,664
Total current assets	770,646	812,658
Other assets
Cash and investments held in Trust Account	1,345,389	2,016,274
Total assets	2,116,035	2,828,932

LIABILITIES, COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION, AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable and accrued expenses	2,890,203	2,613,095
Due to related party	75,000	75,000
Class A common stock pending redemption (59,844 shares and 64,453 shares as of March 31, 2025 and December 31, 2024, respectively)	702,359	739,195
Income taxes payable	4,529	2,913
Excise tax payable	179,899	129,008
Promissory notes - related party	1,453,720	1,453,720
Promissory notes - Liminatus	4,243,500	3,668,500
Total current liabilities	9,549,210	8,681,431
Deferred underwriting fee payable	9,660,000	9,660,000
Warrant liability	379,315	357,400
Total liabilities	19,588,525	18,698,831

Commitments and Contingencies (Note 7)

Class A Common Stock Subject to Possible Redemption, $0.0001 par value; 280,000,000 shares authorized; 114,633 shares at $9.51 redemption value shares issued and outstanding as of March 31, 2025 and 174,477 shares at $10.07 redemption value shares issued and outstanding as of December 31, 2024	1,089,868	1,756,468

Stockholders' deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-
Class A common stock, $0.0001 par value; 280,000,000 shares authorized; 6,900,000 (excluding 114,633 and 174,477 shares subject to possible redemption) shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	690	690
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2025 and December 31, 2024	-	-
Extension deposits from Sponsor	(192,083)	(160,677)
Additional paid-in-capital	45,616	51,795
Accumulated deficit	(18,416,581)	(17,518,175)
Total stockholders' deficit	(18,562,358)	(17,626,367)
Total liabilities, common stock subject to possible redemption, and stockholders' deficit	$2,116,035	$2,828,932

(1) As of March 31, 2025 and December 31, 2024, include $27,347 and $12,347, respectively, of the restricted cash to be used for tax payments only.

The accompanying notes are an integral part of these unaudited condensed financial statements.

IRIS ACQUISITION CORP

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the three months ended March 31,
	2025	2024
Formation and operating costs	$712,458	$721,754
Forgiveness of unrelated vendor payables	115,189	-
Loss from operations	(827,647)	(721,754)
Other income (expense):
Unrealized loss on change in fair value of warrant liabilities	(21,915)	(178,734)
Unrealized loss on change in fair value of derivative liability	-	2,202
Interest income on investments held in Trust Account	16,894	47,241
Interest expense	(57,098)	(1,339)
Total other expense	(62,119)	(130,630)

Loss before income taxes	(889,766)	(852,384)
Provision for income taxes	(1,616)	(5,847)
Net loss	$(891,382)	$(858,231)

Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	7,055,859	7,275,074

Basic and diluted net loss per share, Class A common stock subject to possible redemption	$(0.13)	$(0.12)

The accompanying notes are an integral part of these unaudited condensed financial statements.

IRIS ACQUISITION CORP

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(UNAUDITED)

	Common Stock		Extension	Additional		Total
	Class A		deposits due	Paid-in	Accumulated	Stockholders'
	Shares	Amount	from Sponsor	Capital	Deficit	Deficit
Balance as of January 1, 2025	6,900,000	$690	$(160,677)	$51,795	$(17,518,175)	$(17,626,367)
Deemed contribution for extension deposit from Sponsor	-	-	(31,406)	31,406	-	-
Remeasurement of Class A common stock to redemption amount	-	-	-	(37,585)	-	(37,585)
Excise tax payable attributable to redemption of Class A common stock	-	-	-	-	(7,024)	(7,024)
Net loss	-	-	-	-	(891,382)	(891,382)
Balance - March 31, 2025	6,900,000	$690	$(192,083)	$45,616	$(18,416,581)	$(18,562,358)

	Common Stock		Extension	Additional		Total
	Class A		deposits due	Paid-in	Accumulated	Stockholders'
	Shares	Amount	from Sponsor	Capital	Deficit	Deficit
Balance as of January 1, 2024	6,900,000	$690	$-	$140,000	$(14,883,124)	$(14,742,434)
Remeasurement of Class A common stock to redemption amount	-	-	-	(86,389)	-	(86,389)
Excise tax payable attributable to redemption of Class A common stock	-	-	-	-	(12,657)	(12,657)
Recovery of excess redemptions - tax claim	-	-	-	-	294,669	294,669
Net loss	-	-	-	-	(858,231)	(858,231)
Balance - March 31, 2024	6,900,000	$690	$-	$53,611	$(15,459,343)	$(15,405,042)

The accompanying notes are an integral part of these unaudited condensed financial statements.

IRIS ACQUISITION CORP

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the three months ended March 31,
	2025	2024
Cash Flows from Operating Activities:
Net loss	$(891,382)	$(858,231)
Adjustments to reconcile net loss to net cash used in operating activities
Unrealized loss on change in fair value of warrant liabilities	21,915	178,734
Unrealized loss on change in fair value of derivative liability	-	(2,202)
Interest income on investments held in Trust Account	(16,894)	(47,241)
Accretion of discount on related party loans	-	1,339
Changes in current assets and liabilities
Due from Sponsor	1,256	-
Franchise tax receivable	5,200	19,100
Prepaid expenses and other current assets	(4,381)	(5,000)
Accounts payable and accrued expenses	320,975	75,767
Income taxes payable	1,616	(265,988)
Net cash used in operating activities	(561,695)	(903,722)

Cash Flows from Investing Activities
Proceeds from Trust Account for tax payments	15,000	294,519
Advances to Trust Account	-	(45,685)
Redemption of investments	741,021	-
Extension deposits to Trust Account	(31,406)	-
Net cash provided by investing activities	724,615	248,834

Cash Flows from Financing Activities:
Proceeds from promissory note - Liminatus	575,000	700,000
Redemption of Class A common stock subject to possible redemption	(741,021)	-
Net cash provided by (used in) financing activities	(166,021)	700,000

Net change in cash	(3,101)	45,112

Cash - beginning of the period	65,343	156,425
Cash - end of the period	$62,242	$201,537

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$271,835

Non-cash investing and financing activities:
Remeasurement of Class A common stock subject to redemption value	$37,585	$86,389
Pending redemptions of Class A common stock	$702,359	$1,265,669
Excise tax payable	$50,891	$12,657

The accompanying notes are an integral part of these unaudited condensed financial statements.

IRIS ACQUISITION CORP

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1. Organization and Description of Business Operations

Iris Acquisition Corp (the “Company” or “Iris”) formally known as Tribe Capital Growth Corp I (the name of the Company changed on July 27, 2022), is a blank check company incorporated in Delaware on November 5, 2020. The Company was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

As of March 31, 2025, the Company had not commenced any operations. All activity for the period from November 5, 2020 (inception) through March 31, 2025 relates to the Company’s formation and the initial public offering described below (the “IPO”), and subsequent to the IPO identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO and unrealized gains and losses and the change in fair value of its warrants.

The Company’s sponsor is Iris Acquisition Holdings LLC (formerly known as Tribe Arrow Holdings I LLC), a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s IPO was declared effective on March 4, 2021 (the “Effective Date”). On March 9, 2021, the Company consummated the IPO of 27,600,000 units (the “Units”), which included the full exercise by the underwriters of the over-allotment option to purchase an additional 3,600,000 Units, at $10.00 per Unit, generating gross proceeds of $276,000,000, which is discussed in Note 3.

Simultaneously with the closing of the IPO, the Company consummated the sale of 5,013,333 warrants (the “Private Warrants”) to the Sponsor and Cantor Fitzgerald & Co. (“Cantor”), the representative of the underwriters of the IPO, at a price of $1.50 per Private Warrant, generating gross proceeds of $7,520,000, which is discussed in Note 4. Each warrant (including the Private Warrants and the warrants included as part of the Units) entitles the holder to purchase one share of common stock at a price of $11.50 per share.

Transaction costs for the IPO amounting to $15,627,893 (consisting of $5,520,000 of underwriting discount, $9,660,000 of deferred underwriting discount, and $447,893 of other offering costs) were recognized, of which $606,622 was (i) allocated to the public warrants and Private Warrants and (ii) included in the statements of operations, and $15,021,271 was charged directly to stockholders’ equity.

Following the closing of the IPO on March 9, 2021, $276,000,000 (approximately $10.00 per Unit) from the net proceeds of the sale of the Units in the IPO, including the proceeds from the sale of the Private Warrants, was deposited in a trust account (“Trust Account”), located in the United States with Continental Stock Transfer & Trust Company acting as trustee (the “Trustee”), and was invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. In December 2022, the Company instructed the Trustee with respect to the Trust Account, to liquidate the U.S. government treasury obligations or money market funds held in the Trust Account and thereafter to hold all funds in the Trust Account in an interest bearing cash account. In September 2023, the Company further instructed the Trustee to move the funds held in the Trust Account to an interest bearing bank deposit program until the earlier of the consummation of a business combination or the liquidation of the Company. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay franchise taxes, the proceeds from the IPO and the sale of the Private Warrants will not be released from the Trust Account until the earliest of (i) the completion of initial Business Combination, (ii) the redemption of the Company’s public shares if the Company does not complete an initial Business Combination within approximately 56  months from the closing of the IPO, subject to applicable law, or (iii) the redemption of the Company’s public shares properly submitted in connection with a stockholder vote to amend its amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if the Company has not consummated an initial Business Combination within approximately 56 months from the closing of the IPO or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

The Company will provide its public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) without a stockholder vote by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed Business Combination or conduct a tender offer will be made by the Company, in its sole discretion. The stockholders will be entitled to redeem their shares for a pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account (which interest shall be net of income taxes payable), divided by the number of then outstanding public shares, subject to the limitations. The amount in the Trust Account is initially approximately $10.00 per public share. The per share amount the Company will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the representative of the underwriters.

The shares of common stock subject to redemption are recorded at redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity (“ASC 480”). In such case, the Company will proceed with a Business Combination if the Company seeks stockholder approval, and a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

Extension of the Combination Period

On December 26, 2024, the Company extended the time to complete the initial Business Combination to June 30, 2025 as described below (the “Combination Period”). However, if the Company is unable to complete the initial Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of income taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish the public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, liquidate and dissolve, subject, in each case, to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor, officers and directors have agreed to (i) waive their redemption rights with respect to any Founder Shares and public shares they hold in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to their Founder Shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation, (iii) waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares they hold if the Company fails to complete the initial Business Combination within the Combination Period, and (iv) vote any Founder Shares held by them and any public shares purchased during or after the IPO in favor of the initial Business Combination.

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share, due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and the Company believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that the Sponsor would be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Redemptions of Public Shares

On December 20, 2022, stockholders holding 26,186,896 Public Shares properly exercised their right to redeem their shares (and did not withdraw their redemption) for cash at a redemption price of approximately $10.08 per share, for an aggregate redemption amount of $263,963,913. Following such redemptions, 1,413,104 Public Shares remained outstanding in the trust. During 2023, the redemption price was adjusted which resulted in the net payment of $298,431 of the second tranche redemption payment.

On September 7, 2023, stockholders holding 1,006,495 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.29 per share, subject to adjustment for applicable taxes, including, but not limited to, franchise tax, excise tax and income tax, for an aggregate redemption amount of $10,358,754. Following such redemptions, 406,609 Public Shares remained outstanding.

In January 2024, the Company recovered an excess redemption to shareholders in the amount of $294,669 for federal tax payments that were due.

On March 7, 2024, stockholders holding 119,572 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.58 per share, adjusted for applicable taxes in the amount of $60,000, including, but not limited to, franchise tax, excise tax and income tax, for an aggregate redemption amount of $1,265,669. Following such redemptions, 287,037 Public Shares remained outstanding. The redemptions were settled on April 2, 2024.

On September 5, 2024, stockholders holding 48,107 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.17 per share, subject to adjustment for applicable taxes, including, but not limited to, franchise tax, excise tax and income tax, for an aggregate redemption amount of $537,200. Following such redemptions, 238,930 Public Shares remained outstanding. The redemptions were settled on September 5, 2024.

On December 20, 2024, stockholders holding 64,453 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.47 per share, subject to adjustment for taxes payable from the trust account, for an aggregate redemption amount of approximately $739,195. Following such redemptions, 174,477 Public Shares will remain outstanding. The redemptions were settled on February 3, 2025.

On March 4, 2025, stockholders holding 59,844 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.74 per share, subject to adjustment for taxes payable from the trust account, for an aggregate redemption amount of approximately $702,359. Following such redemptions, 114,633 Public Shares will remain outstanding. The redemptions were settled on May 1, 2025 .

Business Combination Agreement

On November 30, 2022, the Company, Iris Parent Holding Corp. (“ParentCo”), Liminatus Pharma, LLC, a Delaware limited liability company (“Liminatus”), Liminatus Pharma Merger Sub, Inc. (“Liminatus Merger Sub”) and SPAC Merger Sub, Inc. (“SPAC Merger Sub”) entered into a business combination agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”) whereby (a) Liminatus Merger Sub will merge with and into Liminatus (the “Liminatus Merger”), with Liminatus surviving the Liminatus Merger as a direct wholly-owned subsidiary of ParentCo, and (b) simultaneously with the Liminatus Merger, SPAC Merger Sub will merge with and into Iris (the “SPAC Merger” and, together with the Liminatus Merger, the “Mergers”), with Iris surviving the SPAC Merger as a direct wholly-owned subsidiary of ParentCo (the transactions contemplated by the foregoing clauses (a) and (b) the “Business Combination”).

Liminatus is an early stage single-asset biotech company focused on oncology. The company is looking to develop a next generation CD47 checkpoint inhibitor targeting various solid tumors. CD47 is a potent ‘do not eat me’ signal that enables cancer cells to evade detection by the immune system. The CD47 next generation antibody has shown to preferentially bind to immune cells, but negligibly to red blood cells and platelets without inducing destruction of red blood cells which is a key differentiating feature. The next generation of anti CD47 monoclonal antibodies have catalysed a resurgence of interest in the field. Currently IND enabling studies are underway to progress the asset into clinical trials.

Liminatus is actively reviewing opportunities to in-license or acquire other clinical candidates that match the area of expertise of the company.

Concurrently with the execution of the Business Combination Agreement, ParentCo and Iris have entered into an equity subscription agreement (the “PIPE Equity Subscription Agreement”) with one accredited investor (the “PIPE Investor”) pursuant to which the PIPE Investor has committed to purchase 1,500,000 shares of ParentCo Common Stock at a purchase price per share of $10.00 (the “PIPE Shares”), for an aggregate purchase price of $15,000,000 (the “PIPE Equity Investment”). The obligations to consummate the transaction contemplated by the PIPE Equity Subscription Agreement are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Business Combination Agreement.

On July 19, 2024, the parties to the Business Combination Agreement amended the Business Combination Agreement to extend the date by which the parties thereto can terminate the Business Combination Agreement, which was September 3, 2024.

On July 23, 2024, the PIPE Equity Subscription Agreement was amended to increase the PIPE Investor’s committed purchase of PIPE Shares from 1,500,000 to 2,500,000, increase the PIPE Equity Investment from $15,000,000 to $25,000,000, and extend the date by which the PIPE Investor can terminate the agreement to September 3, 2024.

On August 16, 2024, the parties to the Business Combination Agreement amended the Business Combination Agreement (the “Fifth Amendment”) to extend the date by which the parties thereto can terminate the Business Combination Agreement, which is December 31, 2024. Also on August 16, 2024, the parties to the PIPE Equity Subscription Agreement entered into an amendment to such agreement to extend the termination date of the agreement to December 31, 2024.

On October 23, 2024, the parties to the Business Combination Agreement amended the Business Combination Agreement to amend the consideration to be paid in the Transactions to consist of 17.5 million shares of ParentCo’s common stock at $10 per share value.

On October 31, 2024, the PIPE Equity Subscription Agreement was amended to decrease the PIPE Investor’s committed purchase of PIPE Shares from 2,500,000 to 1,500,000 and decrease the PIPE Equity Investment from $25,000,000 to $15,000,000.

On December 26, 2024, the parties to the Business Combination Agreement amended the Business Combination Agreement to extend the date by which the parties thereto can terminate the Business Combination Agreement to June 30, 2025.

On December 26, 2024, the parties amended the date by which the PIPE Investor can terminate the agreement to June 30, 2025.

Upon the closing of the Business Combination on April 30, 2025, the PIPE funds were remitted to the combined company.

Simultaneously with the PIPE Equity Subscription Agreement, ParentCo and Iris entered into a convertible note subscription agreement (the “Convertible Note Subscription Agreement”) with one accredited investor (the “PIPE Subscriber”) pursuant to which the PIPE Subscriber committed to subscribe for and purchase 8% convertible notes (the “Convertible Notes”) of and from ParentCo in an aggregate principal amount of $25,000,000 (the “Convertible Notes Investment”) due three years after the Closing of the Business Combination, with an initial conversion price of $11.50 per share of ParentCo Common Stock, which was subject to future downward adjustment based upon the market price of the publicly traded ParentCo Common Stock. The parties to the Convertible Note Subscription Agreement terminated the Convertible Note Subscription Agreement on July 23, 2024.

Pursuant to the Business Combination Agreement, among other matters, at the effective time of the Business Combination (the “Effective Time”), (i) every issued and outstanding security issued by Iris during its initial public offering (each, an “Iris Unit”) was automatically separated and broken out into its constituent parts and the holder thereof was deemed to hold one share of Iris Class A Common Stock, par value $0.0001 per share (the “Iris Class A Shares”) and one-fourth of one whole redeemable warrant that was included as part of each Iris Unit (the “Public Warrants”), and such underlying constituent securities of Iris were converted in accordance with the applicable terms of the Business Combination Agreement, (ii) at the Effective Time, each issued and outstanding Iris Class A Share was converted automatically into and thereafter represent the right to receive one share of common stock, par value $0.0001 per share (“Common Stock”), of ParentCo, following which all Iris Class A Shares ceased to be outstanding and were automatically canceled and ceased to exist, (iii) at the Effective Time, each issued and outstanding Public Warrant immediately and automatically represented the right to purchase shares of Common Stock on the same terms and conditions as are set forth in the applicable warrant agreement, (iv) at the Effective Time, each issued and outstanding non-redeemable warrant of Iris that was issued by Iris in a private placement at the time of the consummation of its initial public offering, entitling the holder thereof to purchase one Iris Class A Share at $11.50 per share, except those issued to Cantor Fitzgerald & Co. (“Cantor”), were forfeited, and (v) the private placement warrants issued to Cantor immediately and automatically represented the right to purchase shares of Common Stock.

On April 30, 2025 (the “Closing Date”), Iris consummated the business combination Mergers pursuant to the terms of the Business Combination Agreement by and among, ParentCo, Iris, Liminatus, Liminatus Merger Sub and SPAC Merger Sub. Upon the consummation of the Business Combination, Iris’s Class A common stock, units and public warrants ceased trading on the OTC Pink Marketplace, and ParentCo Common Stock and ParentCo Public Warrants began trading on The Nasdaq Stock Market (“Nasdaq”) on May 1, 2025, under the symbols “LIMN” and “LIMNW,” respectively.

Upon the closing of the Business Combination, Iris Class A Common Stockholders received 7,014,633 shares of the combined company’s common stock.

In addition to the above, the combined company, in aggregate, issued 19,000,000 shares of Common Stock to the Liminatus securityholders and to the PIPE Investor.

Pursuant to the terms of the Business Combination Agreement, 6,900,000 Iris public warrants were converted into a right to purchase the combined company’s Common Stock.

As it relates to the Iris private warrants, Iris’s sponsor forfeited 4,177,778 private warrants, while the 835,555 private warrants issued to Cantor were converted into a right to purchase shares of the combined company’s Common Stock.

Nasdaq Delisting Notice

On May 2, 2024, the Company received a written notice from the Listing Qualifications Department of Nasdaq, notifying the Company that because it no longer meets the minimum 500,000 publicly held shares requirement for The Nasdaq Capital Market, pursuant to Listing Rule 5810(d)(2) of the Rules this deficiency now becomes an additional basis for delisting and the Company must address this deficiency. The Company timely requested a hearing before the Nasdaq Hearings Panel (the “Hearing”). On May 21, 2024, the Company received a response from the Nasdaq Hearings Panel (the “Panel”) granting the Company’s request for continued listing on the Nasdaq Capital Market. The Company had until September 3, 2024 to demonstrate compliance with all applicable requirements for initial listing on the Nasdaq Global Market.

On August 21, 2024, the Company received a written notice (the “Notice”) from Nasdaq that pursuant to Nasdaq Listing Rule 5810(d)(2), the Company’s failure to timely file Form 10-Q for the quarter ended June 30, 2024 (the “Q2 2024 Form 10-Q”) by August 19, 2024 served as an additional basis for delisting. On August 23, 2024, the Company filed the Q2 2024 Form 10-Q.

On September 4, 2024, the Company received written notice (the “Notice Letter”) from the Panel indicating that the Panel had determined to delist the Company’s securities from The Nasdaq Stock Market LLC (“Nasdaq”) and that trading in the Company’s securities would be suspended at the open of trading on September 6, 2024, due to the Company’s failure to satisfy the terms of the Panel’s Decision. Pursuant to the terms of the Decision, amongst other things, the Company was required to close its initial business combination, with the new entity demonstrating compliance with the initial listing criteria set forth in Nasdaq Listing Rule 5500 on or before September 3, 2024. Accordingly, the Panel determined to delist the Company’s securities from Nasdaq as set forth in the Notice Letter.

Following the suspension of trading on Nasdaq, the Company’s Units, shares of Class A common stock and warrants began trading on the OTC Pink Marketplace under the symbols “IRAAU,” “IRAA” and “IRAAW,” respectively.

Going Concern, Liquidity and Capital Resources

The Company evaluated whether there are any conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern over the next twelve months after the unaudited condensed financial statements are issued.

As of March 31, 2025, the Company had $62,242 of cash in its operating bank account, which includes $27,347 of restricted cash to be used for tax payments, and working capital deficit of $8,778,564. To fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, provide the Company with Working Capital Loans (see Note 5). As of March 31, 2025 and December 31, 2024, there were no Working Capital Loans outstanding. Additionally, the Company issued promissory notes to the Sponsor and Liminatus to fund working capital deficiencies or finance transaction costs in connection with a Business Combination. As of March 31, 2025 and December 31, 2024, there was $4,243,500 and $3,668,500 respectively, of promissory notes issued to Liminatus, which are included in Promissory notes - Liminatus in the accompanying unaudited condensed balance sheets. Additionally, there were $1,453,720 of promissory notes issued to related parties as of both March 31, 2025 and December 31, 2024, which are included in Promissory notes - related party in the accompanying unaudited condensed balance sheets. Upon the consummation of the business combination on April 30, 2025, the Company survives as a direct wholly-owned subisidary of ParentCo.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standards Board (“FASB”) ASC 205-40, Presentation of Financial Statements—Going Concern, management has concluded that there is substantial doubt about its ability to continue as a going concern within one year after the date that the accompanying unaudited condensed financial statements are issued. The Company’s unaudited condensed financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Management’s plans relating to the above include raising additional cash through equity and debt financings or other arrangements to fund operations after completion of the Business Combination. There can be no assurance that the Company will be able to raise adequate capital under acceptable terms, if at all. The sale of additional equity may dilute existing members and newly issued member units may contain senior rights and preferences compared to currently outstanding ordinary shares. Issued debt securities may contain covenants and limit the Company’s ability to pay dividends or make other distributions to members. If the Company is unable to obtain such additional financing, future operations would need to be reevaluated.

Note 2. Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K, filed with the SEC on April 16, 2025. The interim results for the three months ended March 31, 2025 are not necessarily indicative of the results to be expected for the year ending December 31, 2025 or for any future interim periods.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the unaudited condensed financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of expenses during the reporting periods. Actual results may differ materially and adversely from these estimates. The Class A shares subject to possible redemption and the valuation of the Private Placement Warrants required management to exercise significant judgement in its estimates.

Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2025 and December 31, 2024. As of March 31, 2025 and December 31, 2024, the Company had operating cash (i.e., cash held outside the Trust Account) of $62,242 and $65,343, respectively. As of March 31, 2025 and December 31, 2024, there were certain amounts that are restricted as they were withdrawn from the Trust Account for income tax payments, which totaled $27,347 and $12,347, respectively.

Cash and Cash Equivalents held in Trust Account

As of March 31, 2025 and December 31, 2024, the Company had a total of $2,047,748 and $2,016,274, respectively in the Trust Account held in money market funds cash equivalents. As noted above, on March 4, 2025 stockholders holding 59,844 shares properly exercised their right to redeem their shares. As of March 31, 2025 the stockholders have not been paid out to the respective stockholders. As of March 31, 2025 and December 31, 2024, the Company had a total of $702,359 and $739,195, respectively, that were owed to the stockholders, and recorded on the unaudited condensed balance sheets as Restricted Cash - held in Trust Account.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the federal depository insurance coverage of $250,000. As of March 31, 2025 and December 31, 2024, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), approximates the carrying amounts in the unaudited condensed balance sheets, excluding the warrants, primarily due to their short-term nature.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, Derivatives and Hedging (“ASC 815”). Derivative instruments are recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the unaudited condensed statements of operations. Derivative assets and liabilities are classified in the unaudited condensed balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the unaudited condensed balance sheet date. The Company has determined that the warrants are a derivative instrument as of March 31, 2025.

Fair Value Measurements

The Company’s financial assets and liabilities are accounted for in accordance with FASB ASC 820, Fair Value Measurements and Disclosures, which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

The fair value hierarchy requires an entity to maximize the use of observable inputs when measuring fair value and classifies those inputs into three levels:

Level 1 — Observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2 — Inputs other than Level 1 inputs that are either directly or indirectly observable, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the instrument’s anticipated life.

Level 3 — Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

To the extent the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgement. Accordingly, the degree of judgement exercised by management in determining fair value is greatest for instruments categorized as Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

Common Stock Subject to Possible Redemption

The Company accounts for its shares of common stock subject to possible redemption in accordance with the guidance in ASC 480. Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as a component of temporary equity. At all other times, shares of common stock are classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value of $9.51 and $10.07 as of March 31, 2025 and December 31, 2024, respectively, as temporary equity, outside of the stockholders’ equity section of the Company’s unaudited condensed balance sheets.

Net Loss per Common Stock

The Company complies with accounting and disclosure requirements of ASC Topic 260, Earnings Per Share. The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock (see Note 8 for more details). The Company has two classes of common stock, which are referred to as Class A common stock and Class B common stock. Earnings and losses are shared pro rata between the two classes of shares. The Company has not considered the effect of the warrants sold in the IPO and the Private Placement to purchase an aggregate of 11,913,333 of the Company’s Class A common stock in the calculation of diluted loss per share, since their exercise is contingent upon future events. As a result, diluted net loss per share of common stock is the same as basic net loss per share of common stock for the periods. Accretion of the carrying value of Class A common stock to redemption value is excluded from net loss per common stock because the redemption value approximates fair value. As of March 31, 2025 and March 31, 2024, the Company only had Class A common stock outstanding. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net loss per share for the Class A common stock.

	For the three months ended March 31,
	2025	2024
Basic and diluted net loss per share:
Numerator:
Net loss	$(891,382)	$(858,231)
Denominator
Basic and diluted weighted average shares outstanding	7,055,859	7,275,074
Basic and diluted net loss per share	$(0.13)	$(0.12)

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. Management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore maintained a full valuation allowance.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no tax accruals relating to uncertain tax positions.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2025 and December 31, 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income tax examinations by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company files income tax returns in the U.S. federal jurisdiction and is subject to federal examination by the federal taxing authorities. The Company was incorporated in the State of Delaware and is required to pay franchise taxes to the State of Delaware on an annual basis.

Advances due from Sponsor

The Company accounts for advances due from the Sponsor as a contra equity balance unless payment has been received subsequent to year end. As of March 31, 2025 and December 31, 2024, the Company has $192,083 and $160,677, respectively, of extension deposit advances due from the Sponsor. See Note 5.

Forgiveness of Unrelated Vendor Payables

The Company negotiated and certain vendors agreed to forgive outstanding payables. For the three months ended March 31, 2025, the outstanding balance totaled $365,189 will be settled for $250,000. As the Company was unable to provide payment in full, a compromise for a one-time lump-payment was agreed upon for each vendor. For the three months ended March 31, 2025, the Company recognized a gain for the forgiven of the outstanding payable of $115,189 which were recorded in the unaudited condensed statements of operations.

Recently Adopted Accounting Pronouncements

In December 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-09 “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” that addresses requests for improved income tax disclosures from investors that use the financial statements to make capital allocation decisions. Public entities must adopt the new guidance for fiscal years beginning after December 15, 2024. The amendments in this ASU must be applied on a retrospective basis to all prior periods presented in the financial statements and early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its financial statements.

Recently Issued Accounting Pronouncements

On November 4, 2024, the FASB issued ASU 2024-03, Accounting Standards Update 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses to improve financial reporting by requiring that public business entities disclose additional information about specific expense categories in the notes to financial statements at interim and annual reporting periods. The amendments in this ASU do not change or remove current expense disclosure requirements; however, the amendments affect where such information appears in the notes to financial statements because entities are required to include certain current disclosures in the same tabular format disclosure as the other disaggregation requirements in the amendments. This ASU is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the potential impact that the adoption of this standard will have on its financial statements.

Management does not believe that any additional recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s unaudited condensed financial statements.

Risks and Uncertainties

The Company may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond its control. The business could be impacted by various social and political circumstances in the U.S. and around the world (including wars and other forms of conflict, and other uncertainties regarding actual and potential shifts in the U.S. and foreign, trade, economic and other policies with other countries, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics), may also contribute to increased market volatility and economic uncertainties or deterioration in the U.S. and worldwide. More specifically, uncertainties regarding elevated inflation and interest rates, and changes in countries’ trade policies and tariffs, including rising trade tensions between the United States and China, could have a material adverse effect on the value of the Company’s securities. The Company cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude which they may negatively impact our business. The Company’s unaudited condensed financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax. In April 2024, the Treasury issued proposed regulations providing guidance with respect to the excise tax. Taxpayers must rely on these proposed regulations until final regulations are issued. Under the proposed regulations, liquidating distributions made by publicly traded domestic corporations are exempt from the excise tax. In addition, any redemptions that occur in the same taxable year as a liquidation is completed will also be exempt from such tax.

On December 27, 2022, the Treasury published Notice 2023-2, which provided clarification on some aspects of the application of the excise tax. The notice generally provides that if a publicly traded U.S. corporation completely liquidates and dissolves, distributions in such complete liquidation and other distributions by such corporation in the same taxable year in which the final distribution in complete liquidation and dissolution is made are not subject to the excise tax. On June 28, 2024, the Treasury finalized certain of the proposed regulations (those relating to procedures for reporting and paying the Excise Tax). The remaining regulations (largely relating to the computation of the Excise Tax) remain in proposed form. The Treasury intends to finalize these proposed regulations at a later date and, until such time, taxpayers may continue to rely on the proposed regulations.

For the redemption that occurred on September 7, 2023, the Company incurred an excise tax of $103,587, calculated as 1% of the fair market value of the shares redeemed on September 7, 2023. As of March 31, 2025, the excise tax associated with the September 7, 2023 redemptions had yet to be paid. As such, the Company has recorded $43,867 as an accrual for interest and penalties associated with the unpaid excise taxes. The interest and penalties associated with the unpaid excise taxes are included within excise tax payable in the accompanying unaudited condensed balance sheets.

For the redemption that occurred on March 7, 2024, the Company incurred an excise tax of $12,657, calculated as 1% of the fair market value of the shares redeemed on March 7, 2024.

For the redemption that occurred on September 5, 2024, the Company incurred an excise tax of $5,372, calculated as 1% of the fair market value of the shares redeemed on September 5, 2024.

For the redemption that occurred on December 20, 2024, the Company incurred an excise tax of $7,392, calculated as 1% of the fair market value of the shares redeemed on December 20, 2024.

For the redemption that occurred on March 4, 2025, the Company incurred an excise tax of $7,024, calculated as 1% of the fair market value of the shares redeemed on March 4, 2025.

As of March 31, 2025 and December 31, 2024, the Company recorded a total of $136,032 and $129,008 of excise tax liability. The liability does not impact the accompanying unaudited condensed statements of operations and is offset against additional paid-in capital or accumulated deficit if additional paid-in capital is not available.

During the second quarter of 2024, the Internal Revenue Service issued final regulations with respect to the timing and payment of the excise tax. Pursuant to those regulations, the Company would need to file a return and remit payment for any liability incurred during the period from January 1, 2023 to December 31, 2023 on or before October 31, 2024. As of the filing date, the Company has not remitted payment.

The Company is currently evaluating its options with respect to payment of this obligation. As the Company was unable to timely pay its obligation in full, it will be subject to additional interest and penalties which are currently estimated at 10% interest per annum and a 5% failure to file penalty per month and 0.5% failure to pay penalty per month or a portion of a month up to 25% of the total liability for any amount that is unpaid from November 1, 2024, until paid in full. During the three months ended March 31, 2025 and 2024, the Company recorded $31,782 and $0, respectively, of interest and penalties associated with unpaid excise tax expenses. Such expenses have been recorded as interest expense in the Company’s unaudited condensed statements of operations.

In early 2025, the U.S. government implemented new tariff measures impacting global trade. As a result, the Company anticipates continued uncertainty and volatility with respect to capital markets, the costs of materials and supply chains. The duration and scope of these conditions cannot be predicted, and therefore, any anticipated negative financial impact to the Company’s operating results cannot be reasonably estimated.

Note 3. Initial Public Offering

On March 9, 2021, the Company sold 27,600,000 units, which includes 3,600,000 units issued pursuant to the full exercise by the underwriters of their over-allotment option, at a purchase price of $10.00 per Unit, generating gross proceeds of $276,000,000. Each Unit consists of one share of Class A common stock, and one-fourth of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The warrants will become exercisable on the later of 30 days after the completion of the initial Business Combination or 12 months from the closing of the IPO, March 9, 2021, and will expire five years after the completion of the initial Business Combination, or earlier upon redemption or liquidation (see Note 8).

The Company paid an underwriting fee at the closing of the IPO of $5,520,000. As of March 9, 2021, an additional fee of $9,660,000 (see Note 7) was deferred and will become payable upon the Company’s completion of an initial Business Combination. The deferred portion of the fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its initial Business Combination.

All of the 27,600,000 shares of Class A common stock sold as part of the units in the IPO contain a redemption feature which allows for the redemption of such shares of Class A common stock in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity.

The Class A common stock is subject to SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company recognizes changes in redemption value immediately as they occur. Immediately upon the closing of the IPO, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable common stock resulted in charges against additional paid-in capital and accumulated deficit.

As of March 31, 2025 and December 31, 2024, the common stock reflected on the unaudited condensed balance sheets are reconciled in the following table:

Class A common stock subject to possible redemption as of December 31, 2024	$1,756,468
Less: 2024 adjustment to share price for shares redeemed in December 2024	(1,826)
Less: Shares redeemed in March 2025	(702,359)
Plus: Remeasurement of carrying value to redemption value	37,585
Class A common stock subject to possible redemption as of March 31, 2025	$1,089,868

Upon the closing of the Business Combination, holders of the Company’s Class A common stock received 7,014,633 shares of the combined company’s common stock.

Warrants — Each whole warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the initial stockholders or their affiliates, without taking into account any Founder Shares held by the initial stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 20 trading day period starting on the trading day after the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The warrants will become exercisable on the later of 12 months from the closing of the IPO or 30 days after the completion of its initial Business Combination and will expire five years after the completion of the Company’s initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company has agreed that as soon as practicable, but in no event later than fifteen (15) business days after the closing of the initial Business Combination, it will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, the Company may call the warrants for redemption for cash:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder (the “30-day redemption period”); and

•        if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before the Company sends to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company for cash, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Note 4. Private Placement

Simultaneously with the closing of the IPO, the Sponsor and Cantor purchased an aggregate of 5,013,333 Private Warrants at a price of $1.50 per Private Warrant, for an aggregate purchase price of $7,520,000, in a private placement. Each Private Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share. A portion of the proceeds from the private placement was added to the proceeds from the IPO held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Warrants will expire worthless.

The Private Warrants are identical to the public warrants included as part of the Units sold in the IPO except that they will be non-redeemable and exercisable on a cashless basis for as long as the Private Warrants are held by the Sponsor or Cantor, the representative of the underwriters, or its permitted transferees. Additionally, for so long as the Private Warrants are held by Cantor or its designees or affiliates, they may not be exercised after five years from the commencement of sales of the IPO.

On November 30, 2022, the Sponsor entered into a Sponsor Forfeiture Agreement (the “Sponsor Forfeiture Agreement”) with the Company and Liminatus, pursuant to which, contingent upon the closing of the Business Combination, the Sponsor agreed to forfeit all 4,177,778 of its Private Placement Warrants to purchase shares of the Company’s Class A common stock, exercisable at $11.50 per share (the “Forfeited Private Placement Warrants”), acquired by the Sponsor in March 2021 in connection with the Initial Public Offering.

Upon the closing of the Business Combination, the Sponsor forfeited 4,177,778 private warrants, while the 835,555 private warrants issued to Cantor were converted into a right to purchase shares of the combined company’s Common Stock. In addition, pursuant to the terms of the Business Combination Agreement, 6,900,000 public warrants were converted into a right to purchase the combined company’s Common Stock.

Note 5. Related Party Transactions

Founder Shares

In December 2020, the Sponsor paid $25,000, or approximately $0.004 per share, to cover certain offering costs in consideration for 5,750,000 Class B common stock, par value $0.0001 (the “Founder Shares”). In February 2021, the Company effected a stock dividend of 0.2 shares for each share of Class B common stock outstanding, resulting in the Sponsor holding an aggregate of 6,900,000 Founder Shares (up to an aggregate of 900,000 of which were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised). As a result of the underwriters’ election to fully exercise their over-allotment option, the 900,000 shares were no longer subject to forfeiture.

On September 20, 2023, the Sponsor converted all of its Class B common stock on a one-for-one basis into Class A common stock. The Sponsor will not have any redemption rights in connection with the Converted Shares, and the Converted Shares will be subject to the restrictions on transfer entered into by the Sponsor in connection with the IPO.

The Sponsor has agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination and (B) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction after the initial Business Combination that results in all of its stockholders having the right to exchange their Class A common stock for cash, securities or other property (the “lock-up”). Notwithstanding the foregoing, if the closing price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the lock-up.

Promissory Note — Related Party

On May 27, 2022, the Sponsor agreed to loan the Company up to $300,000 for working capital purposes. These loans are non-interest bearing, unsecured and are due on demand. As of March 31, 2025 and December 31, 2024, the outstanding note is due on demand.

On October 10, 2022, the Company issued an unsecured promissory note in the aggregate principal amount up to $550,000 to Iris Acquisition Holdings LLC, the Company’s Sponsor. Pursuant to the Note, the Sponsor agreed to loan to the Company an aggregate amount up to $550,000 payable on demand. The Note does not bear interest. In the event that the Company does not consummate a business combination, the Note will be repaid only from amounts remaining outside of the Company’s trust account, if any. The proceeds of the Note will be used by the Company for working capital purposes. As of March 31, 2025 and December 31, 2024, the Company’s outstanding balance was $540,000 under this loan.

On December 20, 2022, the Company issued an unsecured promissory note in the aggregate principal amount up to $750,000 to the Company’s Sponsor. Pursuant to the Note, the Sponsor agreed to loan to the Company an aggregate amount up to $750,000, which was due the earlier of six months or the consummation of a business combination. As of March 31, 2025 and December 31, 2024, the Note is due and payable on demand. The Note does not bear interest. Upon the closing of a business combination, the Company shall pay an amount equal to 150% of the principal amount. In the event that the Company does not consummate a business combination, the Note will be repaid only from amounts remaining outside of the Company’s trust account, if any. The proceeds of the Note will be used by the Company for working capital purposes. As of March 31, 2025 and December 31, 2024, the Company’s outstanding balance was $613,720 under this loan.

In accordance with ASC 815, the premium for the 150% of the principal upon a business combination was determined to be an embedded feature that is bifurcated from the notes and is recorded as derivative liability. Management used a probability weighted expected return model to estimate the fair value of the redemption features at issuance of the promissory note – related party and as of March 31, 2025 and December 31, 2024. As of March 31, 2025 and December 31, 2024, the fair value of the derivative liability was $0. The Company recorded a decrease in fair value of the derivative liability of $0 and $2,202 for the three months ended March 31, 2025 and three months ended March 31, 2024, respectively. At issuance the debt discount for derivative liability was $104,428. As of March 31, 2025 and December 31, 2024, the debt discount for derivative liability was $0. For the three months ended March 31, 2025 and March 31, 2024, the Company recorded accretion of the debt discount of $0 and $1,339, respectively, which is included in interest expense on the accompanying unaudited condensed statements of operations.

In March 2023, during the United States banking crisis, the Company held cash in FRB and transferred $120,000 to the Sponsor to avoid delays in receiving funds from the bank in the event of collapse. In June 2023, this amount was still held by the Sponsor and used as a repayment of the outstanding principal balance.

On March 13, 2024, the December 2022 unsecured promissory note with the Sponsor was amended and restated to eliminate the 150% that would have been due upon the closing of a business combination.

At March 31, 2025 and December 31, 2024, the total balance outstanding on the promissory notes - related party amounted to $1,453,720.

Related Party Loans

In addition, to fund working capital deficiencies or finance transaction costs in connection with an intended Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required on a non-interest bearing basis (“Working Capital Loans”). If the Company completes the initial Business Combination, the Company would repay the Working Capital Loans. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans, but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to 1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the Private Warrants. As of March 31, 2025 and December 31, 2024, the Company had no borrowings under the Working Capital Loans.

In addition, in order to fund the extension payments, the Sponsor or its designees has agreed to loan to the Company the lesser of: (x) $50,000 and (y) $0.035 per month for each public share that is not redeemed (the “Extension Payments Loan”). During March 2024, the agreed Extension Payments Loan payments were updated to the lesser of: (x) $30,000 and (y) $0.06 per month for each public share that is not redeemed. During September 2024, the agreed Extension Payments Loan payments were updated to the lesser of: (x) $17,000 and (y) $0.06 per month for each public share that is not redeemed. The Extension Payments Loan will only be made on a month-to-month basis at the end of every month and until the consummation of the business combination transaction. The amount of the Extension Payments Loan will not bear interest and will be repayable by the Company to the Sponsor or its designees upon consummation of an initial business combination, in cash, at the option of the Sponsor. As of March 31, 2025 and December 31, 2024, the Company had $192,083 and $160,677, respectively, recorded as Extension deposits due from Sponsor on the accompanying unaudited condensed balance sheet for unfunded extension payments from the Sponsor that were funded by the Company.

On July 24, 2024, Hana Immunotherapeutics, LLC, an affiliate of Chris Kim, the Chief Executive Officer of Liminatus, agreed to loan Gaius Investment Partners (“Gaius”), the buyer of the managing member of the Company’s Sponsor, Columbass Limited (“Columbass”), approximately $1.216 million to facilitate Gaius’ acquisition of Columbass. As a result of the Acquisition, the former managing member, Columbass Limited, resigned as managing member of the Sponsor on October 30, 2024, and Iris Equity Holdings LLC was appointed as managing member of the Sponsor.

Administrative Support Agreement

On March 11, 2024, the Company entered into an administrative support agreement (the “Agreement”) with Arrow Capital Management LLC (“Arrow”). Pursuant to the Agreement, Arrow will provide certain office space, utilities and secretarial and administrative support (the “Services”) to the Company. In exchange for the Services, the Company will pay to Arrow $10,000 per month, beginning January 1, 2024, and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation.

On August 30, 2024, the Company amended the Agreement with Arrow. In exchange for the Services mentioned above, the Company will pay to Arrow $30,000 per month, beginning September 1, 2024, and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation.

For the three months ended March 31, 2025, the Company incurred $90,000 for the administrative support agreement, which is included in formation and operating costs on the unaudited condensed statements of operations. For the three months ended March 31, 2024, the Company incurred $30,000 for the administrative support agreement, which is included in formation and operating costs on the unaudited condensed statements of operations.

Note 6. Promissory Note - Liminatus

On October 4, 2023, the Company issued an unsecured promissory note in the aggregate principal amount up to $1,500,000 to Liminatus. Pursuant to the Note, Liminatus agreed to loan to the Company an aggregate amount up to $1,500,000 payable following the earlier of (i) closing of the Business Combination, as defined in the Business Combination Agreement dated November 30, 2022, or (ii) thirty (30) days following the termination of the Business Combination Agreement; provided, however, in the event the Company commences liquidation proceedings, this Note shall be cancelled and all amounts due, including all principal and accrued interest, shall be forgiven.

Interest on the Note compounds annually and accrues on each unpaid Advance made under this Note at the rate of 5% per annum. On February 28, 2024, the Liminatus unsecured promissory note was amended and restated to increase the aggregate principal amount to up to $2,500,000, and add advances that occurred under the note. On August 2, 2024, the Liminatus unsecured promissory note was amended and restated to increase the aggregate principal amount to up to $3,500,000, and add advances that occurred under the note. On November 27, 2024, the Liminatus unsecured promissory note was amended and restated to increase the aggregate principal amount to up to $5,000,000, and add advances that occurred under the note. As of March 31, 2025 and December 31, 2024, the Company’s outstanding balance was $4,243,500 and $3,668,500, respectively. For the three months ended March 31, 2025 and March 31, 2024, the Company recorded interest expense of $57,098 and $1,339, respectively, which is included within interest expense on the unaudited condensed statements of operations and accounts payable and accrued expenses on the unaudited condensed balance sheets. As of March 31, 2025, total outstanding accrued interest was $185,206, and is included in accounts payable and accrued expenses in the Company’s unaudited condensed balance sheets.

Note 7. Commitments and Contingencies

Registration Rights

The holders of the (i) Founder Shares, which were issued in a private placement prior to the closing of the IPO, (ii) Private Warrants, which were issued in a private placement simultaneously with the closing of the IPO and the shares of Class A common stock underlying such Private Warrants (iii) the PIPE Shares issuable pursuant to the PIPE Equity Subscription Agreement, and (iv) Private Warrants that may be issued upon conversion of Working Capital Loans will have registration rights to require the Company to register a sale of any of the Company’s securities held by them pursuant to a registration rights agreement to be signed prior to or on the Effective Date. The holders of these securities are entitled to make up to three demands, excluding Form S-3 demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of its initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to an underwriting discount of 2% (or $5,520,000) of the gross proceeds of the IPO and deferred underwriting discount of 3.5% (or $9,660,000) of the gross proceeds of the IPO upon the completion of the Company’s initial Business Combination.

On October 11, 2023, the Company executed a Fee Reduction Agreement with the underwriters to reduce the deferred underwriting discount of $9,660,000 to $8,000,000 in the event that the business combination with Liminatus is consummated. Pursuant to the terms of the agreement, the reduced deferred underwriting discount shall be payable by the Company to the underwriters in $1,000,000 cash and $7,000,000 of the common equity securities of the public entity that survives the transaction. As of March  31, 2025, the deferred underwriting discount of $9,660,000 has not been reduced to $8,000,000 because the release of the payable will occur upon the consummation of the business combination with Liminatus, which occurred on April 30, 2025. Upon the consummation of the Business Combination, $9,160,000 in deferred underwriting fees were settled, of which $7,000,000 will be settled in common shares of the combined company upon the earlier of (i) 180 days from the consummation of the Business Combination, and (ii) the Company’s next share offering, $500,000 was settled in cash and $1,660,000 was waived and no longer payable. The remaining $500,000 will be settled upon the earlier of the consummation of the combined company’s next share offering, or in six months from the date of the business combination.

Capital Markets Advisory Agreement

On July 19, 2024, the Company entered into a capital markets advisory agreement with Benjamin Securities, Inc. and Liminatus Pharma, LLC to perform certain services for the Company and Liminatus Pharma, LLC. The Company and Benjamin Securities, Inc. subsequently amended the agreement shortly after execution to delay the services provided until the business combination becomes effective. As such, no obligations are owed to Benjamin Securities, Inc. until the business combination becomes effective, which occurred on April 30, 2025. The combined entity remitted payment to Benjamin Securities, Inc. in the amount of $500,250 upon the consummation of the Business Combination.

Note 8. Stockholders’ Deficit

Preferred stock—The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At March 31, 2025 and December 31, 2024, there were no shares of preferred stock issued or outstanding.

Class A common stock—The Company is authorized to issue 280,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of March 31, 2025 and December 31, 2024, there were 7,014,633 and 7,074,477, respectively, shares issued and outstanding, of which 114,633 and 174,477 are subject to possible redemption, respectively.

Class B common stock—The Company is authorized to issue 20,000,000 Class B common stock with a par value of $0.0001 per share. At both March 31, 2025 and December 31, 2024, there were no shares of Class B common stock outstanding.

Stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders except as required by law. Unless specified in the Company’s amended and restated certificate of incorporation, or as required by applicable provisions of the Delaware General Corporation Law or applicable stock exchange rules, the affirmative vote of a majority of the Company’s shares of common stock that are voted is required to approve any such matter voted on by its stockholders.

The Class B common stock are convertible at any time and from time to time at the option of the holder thereof and will automatically convert into Class A common stock upon the consummation of the initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 83% of the total number of Class A common stock outstanding after such conversion, including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding (i) any shares of Class A common stock redeemed by public stockholders in connection with the initial Business Combination and (ii) any Class A common stock or equity-linked securities exercisable for or convertible into Class A common stock issued, or to be issued, to any seller in the initial Business Combination and any Private Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

On September 20, 2023, the Sponsor converted all of its Class B common stock on a one - for - one basis into Class A common stock (such shares, the “Converted Shares”). The Sponsor will not have any redemption rights in connection with the Converted Shares, and the Converted Shares will be subject to the restrictions on transfer entered into by the Sponsor in connection with the IPO.

Upon the closing of the Business Combination, the holders of the Company’s Class A common stock received 7,014,633 shares of the combined company’s common stock.

Note 9. Income Taxes

The Company’s effective tax rate for the three months ended March 31, 2025 and 2024 was (0.2)% and (0.7)%, respectively. The Company’s effective tax rate differs from the statutory income tax rate of 21% primarily due to the business combination costs, changes in the fair value of warrant liabilities and change in the valuation allowance. The Company has used a discrete effective tax rate method to calculate taxes for the three months ended March 31, 2025. The Company believes that the use of the discrete method is more appropriate than the estimated effective tax rate method as the estimated annual effective tax rate method is not reliable due to a high degree of uncertainty in estimating annual pretax earnings.

Note 10. Recurring Fair Value Measurements

As of March 31, 2025 and December 31, 2024, the Company’s warrant liabilities were valued at $379,315 and $357,400, respectively. Under the guidance in ASC 815-40, the warrants do not meet the criteria for equity treatment. As such, the warrants must be recorded on the unaudited condensed balance sheets at fair value. This valuation is subject to re-measurement at each balance sheet date. With each re-measurement, the warrant valuation will be adjusted to fair value, with the change in fair value recognized in the Company’s unaudited condensed statements of operations.

All of the Company’s permitted investments are held in the form of cash in the Company’s Trust Account and are classified within Level 1 of the fair value hierarchy. Fair values of these investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets. The Company’s warrant liability for the Private Placement Warrants is based on a valuation model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair value. The fair value of the Private Placement Warrant liability is classified within Level 3 of the fair value hierarchy. The Company’s warrant liability for the Public Warrants is based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. The fair value of the Public Warrant liability is classified within Level 1 of the fair value hierarchy.

The following table presents fair value information as of March 31, 2025 and December 31, 2024 of the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

Description	Amount at Fair Value	Level 1	Level 2	Level 3
March 31, 2025 (Unaudited)
Assets:
Cash held in Trust Account	$1,345,389	$1,345,389	$-	$-
Restricted cash - held in Trust Account	702,359	702,359	-	-
Liabilities:
Public Warrants	207,000	207,000
Private Warrants	172,315	-	-	172,315
December 31, 2024
Assets:
Cash held in Trust Account	$2,016,274	$2,016,274	$-	$-
Restricted cash - held in Trust Account	739,195	739,195	-	-
Liabilities:
Public Warrants	207,000	207,000	-	-
Private Warrants	150,400	-	-	150,400

Measurement - The Company established the initial fair value for the warrants on March 9, 2021, the date of the consummation of the IPO. On March 31, 2025 and December 31, 2024, the fair value was remeasured. In May 2021, the Public Warrants were separately traded in the open market and the valuation for the Public Warrants was based on unadjusted quoted prices at March 31, 2025 and December 31, 2024. For March 31, 2025 and December 31, 2024, the Company used a Monte Carlo simulation model to value the Private Placement Warrants.

The key inputs into the Monte Carlo simulation model for the Warrants were as follows at initial measurement, March 31, 2025 and December 31, 2024:

	March 31, 2025
	(Unaudited)	December 31, 2024
Risk-free interest rate	4.10%	4.19%
Expected term (years)	0.83	0.80
Expected volatility	14.40%	-%
Stock Price	$9.00	$11.22
Exercise Price	$11.50	$11.50

The change in the fair value of the warrant and derivative liabilities classified as Level 3 for the year ended March 31, 2025 is summarized as follows:

Fair Value at December 31, 2024	$150,400
Change in fair value	21,915
Fair Value at March 31, 2025	$172,315

Note 11. Segment Information

ASC Topic 280, Segment Reporting, establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

The Company is a blank check company formed for the purpose of effecting a Business Combination. As of March 31, 2025, the Company had not commenced any operations. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on the investments held in the Trust Account.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company is a single segment entity. When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	March 31, 2025
	(Unaudited)	December 31, 2024
Cash	$62,242	$65,343
Cash and investments held in Trust Account	$1,345,389	$2,016,274

	For the three months ended March 31,
	2025	2024
Other general and administrative expenses	$507,004	$558,479
Professional services fees in connection with Business Combination	320,643	163,275
Total operating expense	$827,647	$721,754

Interest income on investments held in Trust Account	$16,894	$47,241

The key measures of segment profit or loss reviewed by the CODM are interest earned on investments held in Trust Account and operating and formation costs. The CODM reviews interest earned on investments held in Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. Within the operating expenses, the CODM specifically reviews professional service fees in connection with the Business Combination, which are a significant segment expense, and include legal fees, and advisory fees, as these represent significant costs affecting the Company’s consummation of the Business Combination. Other general and administrative expenses, including accounting expenses, printing expenses, and regulatory filing fees, are reviewed in aggregate to ensure alignment with budget and contractual obligations. These expenses are monitored to manage and forecast cash available to complete a business combination within the required period.

All other segment items included in net income or loss are reported on the unaudited condensed statement of operations and described within their respective disclosures.

Note 12. Subsequent Events

The Company’s management has evaluated subsequent events and transactions that occurred after the unaudited condensed balance sheet date up to the date that the unaudited condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events other than the below that would have required adjustment or disclosure in the unaudited condensed financial statements.

On April 3, 2025, the Company obtained additional advances under the Liminatus unsecured promissory note of $200,000, which resulted in a total outstanding principal balance of $4,443,500

Pursuant to the Business Combination Agreement, on April 30, 2025, the Mergers were completed (see Note 1). In connection with the completion of the Mergers, the Liminatus unsecured promissory was netted as Iris and Liminatus are now one consolidated entity.

Upon the consummation of the Business Combination, $9,160,000 in deferred underwriting fees were settled, of which $7,000,000 will be settled in common shares of the combined company upon the earlier of (i) 180 days from the consummation of the Business Combination, and (ii) the Company’s next share offering, $500,000 was settled in cash and $1,660,000 was waived and no longer payable. The remaining $500,000 will be settled upon the earlier of the consummation of the combined company’s next share offering, or in six months from the date of the business combination.

Upon the consummation of the Business Combination, on April 30, 2025, the combined company remitted payment to Benjamin Securities, Inc. in the amount of $500,250 in connection with the capital markets advisory agreement.

On May 1, 2025, the Company paid $702,359 to the shareholders whom redeemed their shares on March 4, 2025.